Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-44713 of Community National Bank on Form S-8 of our report dated May 11, 2005, appearing in this Annual Report on Form 11-K of Community Bancorp. and Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2004.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
May 11, 2005
VT Reg. No. 092-0000278